UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 11, 2016

India Globalization Capital, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland    20814
(Address of principal executive offices)        (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K
India Globalization Capital, Inc.
February 16, 2016

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Item 3.02.	Unregistered Sales of Equity Securities.

On February 11, 2016, India Globalization Capital, Inc. (“IGC”) completed the acquisition of 100% of the issued and outstanding share capital of Cabaran Ultima Sdn. Bhd., a corporation organized and existing under the laws of Malaysia (“Ultima”), from RGF Land Sdn. Bhd (“Land”), the sole shareholder of Ultima, pursuant to the terms of a Share Purchase Agreement by and among the parties.  Ultima is a real estate development and international project management company incorporated in Kuala Lumpur, Malaysia. The purchase price of the acquisition consists of up to 998,571 shares of IGC common stock, valued at approximately $229,671on the closing date of the Share Purchase Agreement.

Pursuant to the terms of the Share Purchase Agreement and subject to regulatory and board approvals, IGC will acquire all 2,000,000 issued and outstanding shares, on a fully diluted basis, of Ultima, from Land, for a consideration of 998,571, (constituting a purchase price of $229,671), restricted shares of IGC common stock.

The purchase price was determined as a result of arm’s length negotiations between the parties. The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, the form of which is filed as Exhibit 2.1 to this current report and is incorporated herein by reference.  The shares offered in the acquisition have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Ultima, headquartered in Kuala Lumpur, Malaysia, is an international real estate project management company with expertise in: 1) building agro infrastructure for growing medicinal plants and botanical extraction; 2) construction of high-end luxury complexes such as service apartments, luxury condominiums and hotels; and 3) design management of other large scale infrastructure. Ultima was profitable in the fiscal year ended June 30, 2015, with audited profits of approximately US$1,000,000 and forecasts $5,000,000 in revenue and $1,500,000 in profit for the upcoming fiscal year.

IGC had no previous relationship or association with Ultima.  There are presently no significant changes anticipated in the business or product lines of either IGC or Ultima.

IGC announced the closing of the acquisition in a press release issued on February 16, 2016, a copy of which is attached hereto as Exhibit 99.1 and is incorporated in its entirety by reference.

Item 9.01	Financial Statement and Exhibits.

(a)            Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), the audited financial statements of Ultima are not “significant” and therefore not required to be filed pursuant to Item 8-04(b) of Regulation S-X for smaller reporting companies.

(b)            Pro Forma Financial Information.  In accordance with Item 9.01(b), the pro forma financial information of Ultima is not “significant” and therefore not required to be filed pursuant to Rule 8-05 of Regulation S-X for smaller reporting companies.

(d)            Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit
Number                                           Exhibit Description

2.1	Share Purchase Agreement, dated as of February 11, 2016, by and among India Globalization Capital, Inc., RGF Land Sdn. Bhd., and Cabaran Ultima Sdn. Bhd.
99.1	Press release issued by India Globalization Capital, Inc. on February 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date:  February 16, 2016                                                           By: /s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer